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                                                                  EXHIBIT 3(i).3

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                             NETIVATION.COM, INC.


                                      I.

The undersigned, Anthony J. Paquin, hereby certifies that:

     ONE: He is the duly elected and acting President and Chief Executive Officer of Netivation.com, Inc.

     TWO: The corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 5, 1999 under the name Netivation.com Merger, Inc.

     THREE: This Amended and Restated Certificate of Incorporation restates, integrates and amends the corporation's Certificate of Incorporation filed on March 5, 1999 and has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     FOUR: The text of the Amended and Restated Certificate of Incorporation of this corporation is hereby amended and restated to read in its entirety as follows:

                                      II.

     The name of this corporation is NETIVATION.COM, INC.

                                     III.

     The address of the registered office of the corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                      IV.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.
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                                      V.

     A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is thirty two million (30,000,000) shares. Thirty million (30,000,000) shares shall be Common Stock, each having a par value of one cent ($.01). Two million (2,000,000) shares shall be Preferred Stock, each having a par value of one cent ($.01).

     B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law ("DGCL"), to fix or alter from time to time the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions of any wholly unissued series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of any series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                      VI.

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     A.

           1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more reso lutions adopted by the Board of Directors.

           2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Secur ities Act of 1933, as amended (the "1933 Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the
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second annual meeting of stockholders following the Closing of the Initial
Public Offering, the term of office of the Class II directors shall expire and Cl ass II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

                 Notwithstanding the foregoing provisions of this Article, each director shall serve until such director's successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

           3.    Removal of Directors

                 a. Subject to the rights of the holders of any series of Preferred Stock, neither the Board of Directors nor any individual director may be removed without cause.

                 b. Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the holders of a majority of the voting power of the corporation entitled to vote at an election of directors (the "Voting Stock").

           4.    Vacancies

                 a. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmati ve vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

                 b. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vaca ncies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.
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     B.    Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shar es of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

           1. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

           2. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and following the closing of the Initial Public Offering no action shall be taken by the st ockholders by written consent.

           3. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                     VII.

     A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

     B. Any repeal or modification of this Article VII shall be prospective and shall not affect the rights under this Article VII in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                     VIII.

     A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this
Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this
Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles VI, VII, and VIII.
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     IN WITNESS WHEREOF, this Certificate has been subscribed this ____ day of
__________, 1999 by the undersigned who affirms that the statements made herein are true and correct.



                                  _______________________
                                  Anthony J. Paquin
                                  President and Chief Executive Officer